EX-10.54

AMENDMENT NO. 7 AND CONSENT

to

LOAN AND SECURITY AGREEMENT

dated as of April 16, 1997

THIS AMENDMENT NO. 7 AND CONSENT dated as of March 22, 2002 (this “Amendment”) is made by SYRATECH CORPORATION, a Delaware corporation, TOWLE MANUFACTURING COMPANY, a Delaware corporation, LEONARD FLORENCE ASSOCIATES, INC., a Massachusetts corporation, WALLACE INTERNATIONAL SILVERSMITHS, INC., a Delaware corporation, RAUCH INDUSTRIES, INC., a North Carolina corporation, ROCHARD, INC., a New York corporation, HOLIDAY PRODUCTS, INC., a North Carolina corporation, FARBERWARE INC., a Delaware corporation, SILVESTRI, INC., a Delaware corporation, each financial institution identified as a “Lender” and a “New Lender” on the signature pages hereof and BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Lenders (the “Administrative Agent”).

Preliminary Statements

The Borrowers, certain of the Lenders, Union Bank of California, N.A. (“UBOC”) and Bank One, N.A. (“Bank One”), each as a Lender, and the Administrative Agent are parties to the Loan and Security Agreement dated as of April 16, 1997, as amended by Amendment No. 1 dated as of July 31, 1997, Amendment No. 2 dated as of December 31, 1997, Amendment No. 3 dated as of March 30, 1998, Amendment No. 4 and Consent dated as of March 26, 1999, Amendment No. 5 dated as of March 26, 2001 and Amendment No. 6 dated as of August 13, 2001 (as so amended, the “Loan Agreement”; terms defined in the Loan Agreement and not otherwise defined herein being used herein as therein defined).

The Borrowers have agreed to repay all Loans and other amounts owing under the Loan Agreement to UBOC and Bank One, UBOC and Bank One has agreed to accept such repayment, the other Lender parties to the Loan Agreement have agreed that UBOC and Bank One may be so repaid, the Borrowers have requested and the Lenders (other than UBOC and Bank One, whose consent is not required) under the Loan Agreement have agreed that PNC Bank, N.A., Comercia Bank and Congress Financial Corporation (Southern) (the “New Lenders”) shall become parties to the Loan Agreement, as amended by this Amendment, as Lenders.

The Borrowers have also requested that the Administrative Agent and the Lenders (other than UBOC and Bank One, whose consent is not required) amend certain provisions of the Loan Agreement and the Lenders and the Administrative Agent have agreed so to amend the Loan Agreement, all upon and subject to all of the terms, conditions and provisions hereof.

NOW, THEREFORE, in consideration of the Loan Agreement, the Loans made by the Lenders and outstanding thereunder, the mutual promises hereinafter set forth and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.               Amendment to Loan Agreement.  The Loan Agreement is hereby amended, subject to the provisions of Section 3 of this Amendment, by:

(a)           amending Section 1.1 Definitions thereof by:

(i)            amending the definition “Borrowing Base” in its entirety to read as follows:

                Borrowing Base means, at any time, an amount equal to the following:

                (a)           80% (or such lesser percentage as the Administrative Agent may in its reasonable credit judgment, applying standards customary to institutional asset-based lenders, determine from time to time following any adverse change in dilution or other measure of value of the Receivables (or any of them)) of the face value of Eligible Receivables due and owing at such time, plus

(b)           the least of

(i)          $65,000,000, and

(ii)         60% (or such lesser percentage as the Administrative Agent may in its reasonable credit judgment, applying standards customary to institutional asset-based lenders, determine from time to time following any adverse change in quality, composition, salability or other measure of value of the Inventory) of the Cost of Eligible Inventory at such time, and

(iii)        the Inventory Base (as adjusted from time to time by the Administrative Agent in its reasonable credit judgment), minus

(c)           the sum of (i) the Reimbursement Obligations of the Borrowers at such time, plus (ii) the aggregate Letter of Credit Amount of standby Letters of Credit outstanding at such time, plus (iii) 40% (or such greater or lesser percentage derived by subtracting from 100% the then applicable advance rate against Eligible Inventory) of the aggregate Letter of Credit Amount of Inventory Letters of Credit at such time, plus (iv) the aggregate Letter of Credit amount of Letters of Credit the issuance of which has been authorized by the Administrative Agent and NationsBank pursuant to Section 3.4(b) but that have not yet been issued, minus

(d)           the Interest Rate Protection Reserve, the Adjustment Reserve (which shall take effect beginning September 30, 2002 or such earlier date as the Administrative Agent may in its reasonable credit judgment select) and such other reserves as the Administrative Agent may determine from time to time, in the exercise of its reasonable credit judgment, applying standards customary to institutional asset-based lenders, to be an appropriate response to an adverse change affecting the value of the Collateral.

(ii)           amending the definition “Eligible Assignee” by deleting the figure “$25,000,000,000” the two times it appears therein and substituting therefor the figure “$20,000,000,000”;

(iii)          amending the definition “Eligible Receivable”  by (x) amending clause (b) thereof by deleting the number “240” appearing therein and substituting therefor the number “180” and (y) deleting the proviso appearing at the end of clause (e) thereof in its entirety.

(iv)          amending the definition “Principal Officers” in by deleting the name “E. Merle Randolph” appearing therein and substituting therefor the names “Gregory W. Hunt” and “Robert Meers”;

(v)           amending the definition “Required Lenders” by deleting the phrase “in excess of 50%” and substituting therefor the phrase “at least 66-2/3%”;

(vi)          amending the definition Revolving Credit Facility” by deleting the figure $130,000,000” appearing therein and substituting therefor the figure “$110,000,000”;

(vii)         amending the definition “Termination Date” by deleting the date “April 15, 2002” appearing therein and substituting therefor the date “April 15, 2003”;

(viii)        deleting the definitions (and other references to such terms appearing therein and in the other provisions of the Loan Agreement) “Fixed Charge Coverage,” “Funded Debt,”  “NationsBank,” (substituting “Bank of America” where each reference to “NationsBank” and “NationsBank, N.A. (South)” appears therein) and “Total Funded Debt to EBITDA” wherever they appear therein; and

(ix)           adding thereto in the appropriate alphabetical order the following new definition:

Bank of America means Bank of America, N.A., a national banking association and successor in interest to NationsBank, N.A. (South).

(c)           amending Section 4.2(c)(i) in its entirety to read as follows:

(i)            The Borrowers agree to pay to the Administrative Agent, for the Ratable benefit of the Lenders, Letter of Credit fees equal to (A) the greater of $125 or 1/4 of 1% on the face amount of each commercial or documentary Letter of Credit and (B) 3.75% on the average daily aggregate Letter of Credit Amount of all standby Letters of Credit from time to time outstanding during the term of this Agreement.  Such fees shall be payable to the Administrative Agent for the Ratable benefit of the Lenders (x) as to commercial or documentary Letters of Credit, on the date of the first drawing thereunder or if the Letter of Credit expires undrawn, on the date of expiration and (y) as to standby Letters of Credit, monthly in arrears on the first day of each month, and all such fees shall be calculated based on a year of 360 days and the actual number of days in the stated term thereof.

(d)           amending Section 4.7(c) Delegation of Authority to Agent by deleting the phrase “30th Business Day” appearing therein and substituting therefor the phrase “5th Business Day”;

(e)           amending Section 4.8(d) Allocation of Payments from Borrowers by (x) deleting each reference to “Section 4.8(e)” wherever it appears therein and substituting therefor a reference to “Section 4.8(d)” and (y) deleting clauses (iv) through (vii) thereof in their entireties and substituting therefor the following new clauses (iv) through (ix):

“(iv) fourth, to the Lenders for any indemnified amount that they have paid to the Administrative Agent and for any expense that they have reimbursed to the Administrative Agent, together with interest accrued thereon, (v) fifth, to the Administrative Agent to pay any fees due and payable to the Administrative Agent under this Agreement, (vi) sixth, to the Lenders to pay any fees due and payable to the Lenders under this Agreement, (vii) seventh, to the Lenders in payment of (A) the unpaid principal and accrued interest in respect of the Loans and (B) reimbursement and other obligations arising under Letter of Credit Documents or otherwise relating to Letters of Credit, to be shared among the Lenders on a Ratable basis or on such other basis as may be agreed upon in writing by all of the Lenders (which agreement or agreements may be entered into without notice to or the consent or approval of the Borrowers); (viii) eighth, to the applicable Lenders in payment of any other Secured Obligations then outstanding and held by any Lender on a pro rata basis according to such other Secured Obligations then owing to such Lender expressed as a percentage of such other Secured Obligations then owing to all Lenders or on such other basis as may be agreed upon in writing by all of the Lenders affected by the application of this clause (vii) (which agreement or agreements may be entered into without notice to or the consent or approval of the Borrowers); and (ix) ninth, to the holders of the Secured Obligations who are not Lenders on a pro rata basis.”

(f)            amending Section 11.1 Financial Ratios in its entirety to read as follows:

Section 11.1           Minimum EBITDA.  Permit EBITDA for the period of four consecutive Fiscal Quarters ending (i) March 31, 2002, to be less than $14,880,000, (ii) June 30, 2002, to be less than $13,526,000, (iii) September 30, 2002, to be less than $15,403,000, and (iv) December 31, 2002 and on the last day of any Fiscal Quarter ending thereafter, to be less than $19,202,000.

(g)           amending Section 11.5 Capital Expenditures in its entirety to read as follows:

                Section 11.5           Capital Expenditures. Make or incur any Capital Expenditures; provided, however, that the Borrowers may make or incur Capital Expenditures in an aggregate amount not to exceed $5,000,000 in any Fiscal Year.

(h)           amending Section 12.1(n) in its entirety to read as follows:

(n)           Change in Chairman or Principal Officers.  (i) Leonard Florence shall cease to be the Chairman of the Board of Directors of Syratech, or (ii) either of Robert Meers or Gregory W. Hunt shall cease to be actively involved in the management of the Borrowers in substantially his present capacity, and a replacement for him, satisfactory in their reasonable judgment to the Required Lenders, shall not have been appointed or elected within 90 days thereafter.

(i)            amending Section 12.3(b) by deleting the phrase “in any order which the Administrative Agent may elect” appearing therein and substituting therefor the phrase “ in accordance with the provisions of Section 4.8(d)”;

(j)            amending Section 15.1(b) Addresses for Notices in its entirety to read as follows:

(b)           Addresses for Notices.  Notices to any party shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing.

If to the Borrowers:	Syratech Corporation
175 McClellan Highway
East Boston, Massachusetts 02128
Attention: Gregory W. Hunt
Facsimile No.: (617) 568-8178

With copies to:	Faye A. Florence, Esq.
Secretary and General Counsel
Syratech Corporation
175 McClellan Highway
East Boston, Massachusetts 02128
Facsimile No.: (617) 568-8178

If to the Administrative Agent:	Bank of America, N.A.
600 Peachtree Street, N.E.
5th Floor
Atlanta, Georgia 30308
Attention: Andrew A. Doherty
Facsimile No. (404) 607-6439

With a copy to:	Hunton & Williams
600 Peachtree Street, N.E.
Suite 4100
Atlanta, Georgia 30308
Attention: Dana Kull, Esq.
Facsimile No. (404) 888-4190

If to any Lender:	At such Lender’s address appearing on the
signature pages hereof or on the signature pages to any
agreement pursuant to which any Person becomes a
Lender

(k)           amending Section 15.2 Expenses by inserting immediately after the name “Administrative Agent” appearing in the preamble thereof, the parenthetical phrase “(and, as to subsections (g) and (h), the Administrative Agent and the Lenders)”;

(l)            amending Section 15.9 Amendments by (w) redesignating subsections (a), (b) and (c) thereof as subsections (b), (c) and (d), respectively, (x) redesignating the first grammatical paragraph thereof as subsection (a) thereof, (y) deleting the reference to “Section 15.9(c)” appearing in the newly redesignated subsection (a) and substituting therefor a reference to “Section 15.9(d)” and (z) deleting the reference to “Section 4.8(e)” appearing in clause (iv) of the newly redesignated subsection (b) and substituting therefor a reference to “Section 4.8(d)”;

(m)          amending Annex A - Commitments to the Loan Agreement by deleting said Annex A in its entirety and substituting therefor a new Annex A in the form of Exhibit A hereto; and

(n)           amending the cover page to the Loan Agreement by replacing the figure “$130,000,000” appearing thereon and substituting therefor the figure “$110,000,000”.

Section 2.               Consent and Agreement of Lenders and New Lenders.  Subject to the provisions of Section 3, (a) the Lenders hereby (i) consent to the non-ratable repayment by the Borrowers to UBOC and Bank One of all amounts owing to UBOC and Bank One, respectively, under the Loan Agreement as set forth on Exhibit B hereto and (ii) agree that on the Amendment Effective Date (as hereinafter defined) the New Lenders shall become parties to this Agreement as Lenders and (b) the Lenders and the New Lenders hereby agree that they will make to the Administrative Agent for the account of the other Lenders (or accept from the Administrative Agent) such payments as are set forth on Exhibit B and are required to result in Loans from each Lender and New Lender to the Borrowers being outstanding ratably in accordance with their respective Commitments as reflected on Annex A to the Loan Agreement, as amended by this Amendment.

Section 3.               Effectiveness of Amendment.  Sections 1 and 2 of this Amendment shall become effective as of the date hereof on the first date (the “Amendment Effective Date”) on which the Administrative Agent shall have received (a) from the Borrowers, a fee in the amount of $550,000 in consideration of the amendments effected hereby, to be shared ratably among the Lenders (other than UBOC and Bank One) and the New Lenders in accordance with their respective Commitments as reflected on Annex A to the Loan Agreement, as amended by this Amendment, which fee shall be fully earned when paid and not be subject to refund or rebate whatsoever, (b) from each Lender and New Lender required to make a payment to the Administrative Agent pursuant to Section 2(b) hereof, the amount of such payment in immediately available funds, and (c) each of the following, in form and substance satisfactory to the Administrative Agent:

(i)            eight copies of this Amendment duly executed and delivered by the Borrowers, the Lenders (other than UBOC and Bank One), the New Lenders and the Administrative Agent and acknowledged by each of UBOC and Bank One;

(ii)           a certificate of the secretary or other Authorized Officer of each of the Borrowers having attached thereto the organizational documents of such Borrower as in effect on the Amendment Effective Date (or containing the certification of such secretary or Authorized Officer that no amendment or modification of such organizational documents has become effective since the last date on which such organizational documents were delivered to the Administrative Agent pursuant to the Loan Agreement), all corporate action, including shareholders’ approval, if necessary, taken by such Borrower and/or its shareholders members to authorize the execution, delivery and performance of this Amendment, and to the further effect that the incumbency certificate last delivered to the Lenders under the Loan Agreement remains in effect, unchanged;

(iii)          a certificate of an Authorized Officer of Syratech stating that, to the best of his knowledge and based on an examination reasonably believed by him to be sufficient to enable him to make an informed statement, both before and after giving effect to this Amendment,

(A)          all of the representations and warranties made or deemed to be made under the Loan Agreement are true and correct as of the date hereof, and

(B)           no Default or Event of Default has occurred and is continuing as of the date hereof,

and the Administrative Agent shall be satisfied as to the truth and accuracy thereof;

(iv)          Revolving Credit Notes payable to the order of each Lender (other than UBOC and Bank One) and New Lender in the amount of such Lender’s and New Lender’s Commitment, duly executed and delivered by the Borrowers; and

(v)           such other documents and instruments as any Lender, acting through the Administrative Agent, may reasonably request.

                Section 4.               Miscellaneous.  Notwithstanding anything to the contrary in the Loan Agreement, the Borrowers agree and acknowledge that, from and after the Amendment Effective Date, they will not, nor will they permit any Subsidiary to, directly or indirectly, in each case without the consent of the Required Lenders, consummate any of the transactions described in (i) the proviso appearing at the end of Section 11.4 of the Loan Agreement and (ii) Section 11.6(e) of the Loan Agreement.

Section 5.               Representations and Warranties.  Each of the Borrowers hereby makes the following representations and warranties to the Administrative Agent and to each Lender and New Lender, which representations and warranties shall survive the delivery of this Amendment and the making of additional Loans under the Loan Agreement as amended hereby:

(a)           Authorization of Agreements.  Such Borrower has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Amendment and each other instrument and agreement contemplated hereby to which it is a party in accordance with their respective terms.  This Amendment and each other instrument and agreement contemplated hereby to which it is a party have been duly executed and delivered by the Authorized Officers of such Borrower and each is, or each when executed and delivered in accordance with this Amendment will be, a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms.

(b)           Compliance of Agreements with Laws.  The execution, delivery and performance of this Amendment and each other instrument and agreement contemplated hereby to which such Borrower is a party in accordance with their respective terms do not and will not, by the passage of time, the giving of notice or otherwise,

(i)            require any Governmental Approval or violate any Applicable Law relating to such Borrower or any Subsidiary of such Borrower,

(ii)           conflict with, result in a breach of or constitute a default under (A) the organizational documents of such Borrower or any of its Subsidiaries, (B) any indenture, agreement or other instrument to which such Borrower or any of its Subsidiaries is a party or by which any of its property may be bound or (C) any Governmental Approval relating to such Borrower or any of its Subsidiaries, or

(iii)          result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Borrower or any of its Subsidiaries.

Section 6.               Expenses.  The Borrowers agree to pay or reimburse on demand all costs and expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment.

Section 7.               Effect of Amendment.  (a)   From and after the Amendment Effective Date, all references in the Loan Agreement and in any other Loan Document to “this Agreement,” “the Loan Agreement,” “hereunder,” “hereof” and words of like import referring to the Loan Agreement, shall mean and be references to the Loan Agreement as amended by this Amendment.  Except as expressly amended hereby, the Loan Agreement and all terms, conditions and provisions thereof remain in full force and effect and are hereby ratified and confirmed.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(b)           From and after the Administrative Agent’s disbursement to UBOC and Bank One and the other Lenders of any amounts payable to them as shown on Exhibit B on the Amendment Effective Date, neither UBOC and Bank One shall be a party to the Loan Agreement as amended hereby and neither shall have any further rights or obligations thereunder or under any Note issued to it or under any other Loan Documents (except as otherwise expressly provided in Section 15.13 of the Loan Agreement as amended hereby) and each New Lender shall be a “Lender” for all purposes of the Loan Agreement as amended hereby and, by its execution and delivery hereof, each New Lender agrees to be bound by the provisions of the Loan Agreement as amended by this Amendment and to observe and perform its obligations thereunder.

Section 8.               Counterpart Execution; Governing Law.

(a)           Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed signature page of any party hereto by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

(b)           Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia without giving effect to the conflicts of laws principles thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers in several counterparts all as of the day and year first written above.

BORROWERS:

SYRATECH CORPORATION

By:	/s/Gregory W. Hunt
Name: Gregory W. Hunt
Title: Senior Vice President, Chief Financial Officer and Treasurer

TOWLE MANUFACTURING COMPANY

By:	/s/Gregory W. Hunt
Name: Gregory W. Hunt
Title: Senior Vice President, Chief Financial Officer and Treasurer

LEONARD FLORENCE ASSOCIATES, INC.

By:	/s/Gregory W. Hunt
Name: Gregory W. Hunt
Title: Senior Vice President, Chief Financial Officer and Treasurer

WALLACE INTERNATIONAL SILVERSMITHS, INC.

By:	/s/Gregory W. Hunt
Name: Gregory W. Hunt
Title: Senior Vice President, Chief Financial Officer and Treasurer

RAUCH INDUSTRIES, INC.

By:	/s/Gregory W. Hunt
Name: Gregory W. Hunt
Title: Senior Vice President, Chief Financial Officer and Treasurer

HOLIDAY PRODUCTS, INC.

By:	/s/Gregory W. Hunt
Name: Gregory W. Hunt
Title: Senior Vice President, Chief Financial Officer and Treasurer

ROCHARD, INC.

By:	/s/ Faye A. Florence
Name: Faye A. Florence
Title: Vice President, General Counsel and Secretary

FARBERWARE INC.

By:	/s/Gregory W. Hunt
Name: Gregory W. Hunt
Title: Senior Vice President, Chief Financial Officer and Treasurer

SILVESTRI, INC.

By:	/s/Gregory W. Hunt
Name: Gregory W. Hunt
Title: Senior Vice President, Chief Financial Officer and Treasurer

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

By:	/s/ Andrew A. Doherty
Andrew A. Doherty
Vice President

LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ Andrew A. Doherty
Andrew A. Doherty
Vice President

FLEET CAPITAL CORPORATION:

By:	/s/ Matthew T. O’Keefe
Name: Matthew T. O’Keefe
Title: Senior Vice President

NEW LENDERS:

COMERICA BANK

By:	/s/ Stephen E. Altneu
Stephen E. Altneu
Vice President

NEW LENDERS:

PNC BANK, N.A.

By:	/s/ J. Michael Smith
J. Michael Smith
Vice President

CONGRESS FINANCIAL CORPORATION
(SOUTHERN)

By:	/s/ Susan L. Miller
Susan L. Miller
First Vice President

Acknowledgment of UBOC

The undersigned, UBOC, acknowledges receipt of the foregoing Amendment No. 7 and Consent, confirms that the information as to it set forth on Exhibit B hereto is correct and complete, and that from and after receipt by UBOC of the amount set forth opposite the heading “Total Payoff Amount to UBOC” reflected on Exhibit B, it shall have no further rights or obligations under the Loan Agreement (except to the extent expressly provided in Section 15.13 of the Loan Agreement).

IN WITNESS WHEREOF, UBOC has caused this Acknowledgment to be executed and delivered by its duly authorized officers as of the date first written above.

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ Greg F. Ennis
Name: Greg F. Ennis
Title: Vice President

Acknowledgment of Bank One

The undersigned, Bank One, acknowledges receipt of the foregoing Amendment No. 7 and Consent, confirms that the information as to it set forth on Exhibit B hereto is correct and complete, and that from and after receipt by Bank One of the amount set forth opposite the heading “Total Payoff Amount to Bank One” reflected on Exhibit B, it shall have no further rights or obligations under the Loan Agreement (except to the extent expressly provided in Section 15.13 of the Loan Agreement).

IN WITNESS WHEREOF, Bank One has caused this Acknowledgment to be executed and delivered by its duly authorized officers as of the date first written above.

BANK ONE, N.A

By:	/s/ Peter Flory
Name: Peter Flory
Title: Assistant Vice President

Exhibit A
to Amendment No. 7

ANNEX A

COMMITMENTS

Lender	Commitment	Commitment Percentage
Bank of America, N.A.	$35,000,000	31.818%
Fleet Capital Corporation	$35,000,000	31.818%
Congress Financial Corporation (Southern)	$20,000,000	18.182%
Comerica Business Credit	$10,000,000	9.091%
PNC Bank, N.A.	$10,000,000	9.091%
TOTAL	$110,000,000.00	100.000%

Exhibit B

to Amendment No. 7

NET PAYMENTS

Payment to UBOC:
Principal Balance of Loans (as of 3/22/02)	$658,385.88
Accrued Interest on Loans (to 3/22/02)	$2,965.16
Letter of Credit Fees (to 3/22/02)	$333.49
Unused Commitment Fees (to 3/22/02)	$4,669.21
Total Payoff Amount to UBOC (as of 3/22/02)	$666,353.74

Payment to Bank One:
Principal Balance of Loans (as of 3/22/02)	$658,385.88
Accrued Interest on Loans (to 3/22/02)	$2,965.16
Letter of Credit Fees (to 3/22/02)	$333.49
Unused Commitment Fees (to 3/22/02)	$4,669.21
Total Payoff Amount to Bank One (as of 3/22/02)	$666,353.74

Net payments from (to) other Lenders and New Lenders on March 22, 2002:

Bank of America, N.A.	$(2,310,362.51)
Fleet Capital Corporation	$129,157.15
Comerica Business Credit	$545,301.34
Congress Financial Corporation (Southern)	$1,090,602.68
PNC Bank, N.A.	$545,301.34